UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 27, 2004

ATLAS MINERALS INC.
 (Exact name of Registrant as specified in its Charter)

COLORADO (State or other jurisdiction of incorporation or organization)	1-02714 (Commission File Number)	84-1533604 (I.R.S. Employer Identification Number)

8040 South Kolb Road, Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (520) 889-2040

ITEM 5. OTHER EVENTS

Effective June 2, 2004, Mr. Gary E. Davis will resign from all management positions with the Company and its subsidiaries. These duties will be assumed by Mr. Roy Shipes, who has been named as the Company’s Chief Executive Officer. Mr. Davis will remain as a Director of the Company.

Due to its depleted financial condition, the Company has been unable to comply with the filing of its financial statements on Form 10-QSB for the first quarter ended March 31, 2004.

ITEM 6. RESIGNATION OF DIRECTORS

Mr. Robert Miller resigned his position as a Director, and Mr. David Carroll, a financial advisor with the investment banking and brokerage firm of Ryan Beck and Co., Inc., was appointed to the Board. Mr. Carroll was previously a Director of the Company from March 2000 until September 2001.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits. The exhibits listed below are filed with this report.

99.1	Press release dated May 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS MINERALS INC. (Registrant)

By: /s/ Gary E. Davis Gary E. Davis Corporate Secretary

Date: May 27, 2004